Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial information presents the unaudited pro forma condensed combined statement of operations based upon the combined historical financial statements of 6D Global Technologies (“the Company” or “6D Global”), and Topaz Interactive, LLC, (“Storycode”) after giving effect to the business combination between 6D Global and Storycode and adjustments described in the accompanying notes.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2014 reflects the transaction as if it had occurred on January 1, 2014, the beginning of the earliest period presented.  In addition, the unaudited pro forma condensed combined statements of operations for the quarter ended March 31, 2015, reflects the transaction as if it had occurred on January 1, 2015, the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial information should be read in conjunction with the audited and unaudited historical financial statements of each of 6D Global and Storycode and the notes thereto.  Additional information about the basis of presentation of this information is provided in Note 1 hereto.

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of Regulation S-X.  The unaudited pro forma adjustments reflecting the transaction have been prepared in accordance with business combination accounting guidance as provided in Accounting Standards Codification 805, and reflect the preliminary allocation of the purchase price to the acquired assets and liabilities based upon the preliminary estimate of fair values, using the assumptions set forth in the notes to the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is provided for informational purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the transaction had been completed as of the dates set forth above, nor is it indicative of the future results or financial position of the combined company.  In connection with the pro forma financial information, the Company allocated the purchase price using its best estimates of fair value.  Accordingly, the pro forma acquisition price adjustments are preliminary and subject to further adjustments as additional information becomes available and as additional analyses are performed.  The unaudited pro forma condensed combined financial information also does not give effect to the potential impact of current financial conditions, any anticipated synergies, operating efficiencies or cost savings that may result from the transaction or any integration costs.  Furthermore, the unaudited pro forma condensed combined statements of operations do not include certain nonrecurring charges and the related tax effects which result directly from the transaction as described in the notes to the unaudited pro forma condensed combined financial information.

6D Global Technologies, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Year Ended December 31, 2014

	6D Global	Storycode	Pro Forma Adjustments (Note 5)		Combined Pro Forma

Revenues	$11,797,813	$439,469	$-		$12,237,282

Cost of revenues	7,425,857	40,195	-		7,466,052

Gross margin	4,371,956	399,274	-		4,771,230

Operating expenses
Selling, general and administrative	3,878,075	35,201	76,944	(b)	3,990,220
Total operating expenses	3,878,075	35,201	76,944		3,990,220

Income (loss) from operations	493,881	364,073	(76,944)		781,010

Other income (expense)
Interest expense, net	(147,069)		-		(147,069)
Loss on debt extinguishment	(57,502)	-	-		(57,502)
Other income	20,000	600	-		20,600
Other income (expense), net	(184,571)	600	-		(183,971)

Income before income taxes expense	309,310	364,673	(76,944)		597,039

Income tax benefit	(161,255)	-	-		(161,255)

Net income	$470,565	$364,673	$(76,944)		$758,294

Net income per common share - basic	$0.01	$-	$-		$0.02

Weighted average common shares - basic	48,500,156	-	-		48,500,156

Net income per common share - diluted	$0.01	$-	$-		$0.02

Weighted average common shares - diluted	48,668,720	-	-		48,668,720

See accompanying notes to the unaudited pro forma condensed combined financial statements.

6D Global Technologies, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
For the Quarter Ended March 31, 2015

`	Historical 6D Global Technologies, Inc. Three Months Ended March 31, 2015	Historical Topaz Interactive, LLC from January 1, 2015 to March 3, 2015	Pro Forma Adjustments (Note 5)		Combined Pro Forma

Revenues	$3,275,585	$145,712	$-		$3,421,297

Cost of revenues	1,903,828		-		1,903,828

Gross margin	1,371,757	145,712	-		1,517,469

Operating expenses
Selling, general and administrative	1,900,615	140,302	-		2,040,917
Acquisition cost	-	-	(47,191)	(a)	(47,191)
Amortization	-	-	43,968	(b)	43,968
Total operating expenses	1,900,615	140,302	(3,223)		2,037,694

Income (loss) from operations	(528,858)	5,410	3,223		(520,225)

Other income (expense)
Interest expense, net	(33,388)	-	-		(33,388)
Loss on debt extinguishment	-	-	-		-
Other income	384	632	-		1,016
Other income (expense), net	(33,004)	632	-		(32,372)

Income before income taxes expense	(561,862)	6,042	3,223		(552,597)

Income tax benefit	(182,417)	-	-		(182,417)

Net income	$(379,445)	$6,042	$3,223		$(370,180)

Net income per common share - basic and diluted	$(0.01)	$-	$-		$(0.01)

Weighted average common shares - basic and diluted	53,370,027	-	-		53,370,027

See accompanying notes to the unaudited pro forma condensed combined financial statements.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1. Description of Transaction

On March 4, 2015, the Company acquired all of the issued and outstanding membership interests of the two co-founders (the “Interests”) of Topaz Interactive, LLC, an Oregon limited liability company doing business as “Storycode” pursuant to a Securities Purchase Agreement (the “Storycode SPA”) of that date.

2. Basis of Presentation

The historical financial information has been adjusted to give pro forma effect to events that are (i) directly attributable to the transaction, (ii) factually supportable, and (iii) with respect to the unaudited pro forma condensed combined statements of operations, expected to have a continuing impact on the combined results.  The pro forma adjustments are preliminary and based on estimates of the fair value and useful lives of the assets acquired and liabilities assumed and have been prepared to illustrate the estimated effect of the transaction and certain other adjustments.  The final determination of the purchase price allocation will be based on the fair values of assets acquired and liabilities assumed as of March 4, 2015, the date the transaction closed, and will be reflected in the Company's annual report on Form 10-K for the period ended December 31, 2015.  Accordingly, once the necessary valuation analyses have been performed and the final purchase price allocation has been completed, actual results may differ materially from the information presented in this unaudited pro forma condensed consolidated financial information.

3. Consideration Transferred

In consideration for the Interests, the Company paid the two members of Storycode: cash in the amount $300,000; an additional $300,000 paid in escrow to be earned by the members upon the one year anniversary of their employment which will be treated as compensation expense; an aggregate of 300,000 shares of the Company’s common stock, par value $0.00001 per share (the “Common Stock”); and additional, potential earn out shares of Common Stock based on Storycode’s financial performance for the three years following the closing of the acquisition.  The Company also agreed to employment agreements with Storycode’s founders, Ms. Topaz and Mr. Porath.  The purchase price in excess of the fair value of the net book values of the assets acquired and liabilities assumed was allocated to intangible assets based on management’s best estimate of fair values, taking into account all relevant information available at the time of acquisition, and the excess was allocated to goodwill.  The goodwill will be deductible for tax purposes.  The intangible assets are being amortized over their expected period of benefit.

The purchase price is calculated as follows:

Cash	$300,000
Stock consideration	1,953,000
Contingent consideration	2,050,000
Total consideration	$4,303,000

Notes to Unaudited Pro Forma Condensed Combined Financial Statements (continued)

4. Preliminary Purchase Price Allocation

A summary of the preliminary purchase price allocation is as follows:

Description	Fair Value	Weighted Average Useful Life (in years)
Cash	$100,000
Deferred revenue	(59,384)
Trade name	330,000	7
Customer relationship	880,000	5
Non-compete agreement	61,000	1.5
Goodwill	2,991,384
Total consideration	$4,303,000

The following are the criteria contained in the Storycode SPA related to the contingent payments to Storycode:

1.
After one year of employment with the Company, the Storycode Members will receive $300,000 cash, which was placed in escrow at the closing of the transaction and will be recorded as compensation expense in the condensed statement of operations.

2.
From April 1, 2015 through March 31, 2018, and based on performance milestones and other terms set forth in the Storycode SPA, the Storycode members may receive up to 400,000 restricted shares of 6D Global’s Common Stock which is accounted for as contingent consideration.

The Company determined the fair value of the contingent consideration to be $2,050,000.  The potential range of contingent consideration can range from no issuance of Common Stock, in the event that the performance milestones are not reached, to 400,000 restricted shares of the Buyer Common Stock.  The Company recorded contingent consideration in the amount of $2,050,000 as a liability on its consolidated balance sheets.  The Company determined that, based on the terms of the Storycode SPA and results of Storycode since the date of acquisition, no adjustment to contingent consideration was required, and the fair value of the contingent consideration remained at $2,050,000.   The Company recorded the potential earn out of 400,000 restricted shares as part of the purchase price.  Since the contingent cash consideration is contingent upon the Storycode Members remaining employees of the Company for a one year period, the Company will record this as compensation expense in the Consolidated Statements of Operations.  The Company will assess the earn out calculation in future periods and any future adjustments will affect operating income.

5. Notes to Unaudited Pro Forma Condensed Combined Statement of Operations

(a)	Reflects the acquisition costs recorded for this transaction from January 1, 2015 through March 3, 2015 (date of acquisition).

(b)
Reflects the amortization of the fair value of the identifiable intangible assets acquired from this transaction from September 16, 2014 (date of inception) through December 31, 2014 and from January 1, 2015 through March 3, 2015 (date of acquisition).